SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 15, 2007
                                                         -----------------


                              Tasty Baking Company
       ------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


        Pennsylvania                    1-5084                  23-1145880
-------------------------------   --------------------   -----------------------
(State or Other Jurisdiction of       (Commission             (I.R.S. Employer
       Incorporation or               File Number)           Identification No.)
        Organization)


2801 Hunting Park Avenue, Philadelphia, Pennsylvania              19129
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                        (Zip Code)

       Registrant's telephone number, including area code: (215) 221-8500
       --------------------------------------------------

                                 Not applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 15, 2007, the following actions of the Compensation Committee (the "Committee") of the Board of Directors of Tasty Baking Company (the "Company") were reviewed and ratified by the Board of Directors of the Company:

Base Salaries. An increase in base salary of the following named executive officers of the Company was approved:

   Name                   Title                                  New Base Salary
   ----                   -----                                  ---------------
   David S. Marberger     Executive Vice President and           $ 294,800
                           Chief Financial Officer
   Autumn R. Bayles       Senior Vice President                  $ 202,000
                           Strategic Operations and Technology
   Christopher J. Rahey   Vice President-Direct Sales            $ 170,400

   These new base salaries will become effective on April 1, 2007.

Annual Incentive Plan ("AIP") - The Committee approved the target awards for the 2007 AIP grants to eligible employees, including the named executive officers. Target AIP awards are determined by multiplying the executive's base salary by a percentage based on the executive's level of responsibility. These target awards range from 20% to 60% of base salary for the named executive officers. The potential payout for 2007 ranges from 0% to 250% of the target award. The Committee also approved certain performance criteria that it will generally consider in 2007 for the named executive officers, which includes operating income before depreciation and amortization and other individual objectives tied to department performance. While the Company sets target awards, payout ranges and performance criteria at the beginning of a performance year, the Committee has the discretion under the AIP to adjust any award to take into account any factors it deems relevant, including extraordinary or unusual items occurring during the performance year. In this regard, the Committee retains the flexibility in determining the final award to consider other performance criteria, such as the individual's and the Company's performance in meeting certain strategic goals.

Long Term Incentive Awards. In July 2006, the Company instituted a three-year restricted stock award program (fiscal year 2006 - fiscal year 2008). Under the program, executive officers and certain other employees are eligible for an annual award of restricted stock based on the Company's achievement of certain financial and operational performance measures which will be set every year. Fifty-thousand shares were allotted under the program for awards for performance in 2006. The 2006 performance measures related to the Company's operational strategy. The Committee determined that the 2006 performance measures were achieved and certain named executive officers were awarded shares of restricted Common Stock under the Company's 2006 Long Term Incentive Plan (the "2006 LTIP") as reflected in the table below. These restricted stock awards will be awarded effective March 5, 2007 (the "Grant Date"). The restricted stock will vest on the third anniversary of the Grant Date provided Grantee is employed by the Company on such anniversary date.

                                                             Number of Shares
  Name                Title                                  of Restricted Stock
  ----                -----                                  -------------------
  Charles P. Pizzi    President and Chief Executive Officer  14,400
  David S. Marberger  Executive Vice President and           9,600
                       Chief Financial Officer
  Autumn R. Bayles    Senior Vice President                  8,000
                       Strategic Operations and Technology

Although the Committee retains flexibility in determining equity awards to the named executive officers, the Committee approved certain 2007 performance measures that it will generally consider in determining future awards under the restricted stock award program. In addition to individual performance, the performance measures for 2007 are net sales and completion of various milestones relating to the Company's operational strategy. One-hundred thousand shares were allotted under the program for performance in 2007 for eligible employees; however, no determination was made regarding target awards, range of awards or other allocation of shares for named executive officers or other eligible employees.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              TASTY BAKING COMPANY
                                              ----------------------------------
                                              (Registrant)


         Date:  February 21, 2007             /S/ David S. Marberger
                                              ----------------------------------
                                              David S. Marberger
                                              Executive Vice President and Chief
                                              Financial Officer